As filed with the Securities and Exchange Commission on August 22, 2025
Registration No. 333-257774
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 8
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
WM Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	98-1605615
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

41 Discovery
Irvine, California 92618
Tel: (844) 933-3627
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Brian Camire
General Counsel
WM Technology, Inc.
41 Discovery
Irvine, California 92618
Tel: (844) 933-3627
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Dave Peinsipp
Kristin VanderPas
Peter Byrne
Cooley LLP
3 Embarcadero Center, 20th Floor
San Francisco, California 94111
Tel: (415) 693-2000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
WM Technology, Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-1 (as amended and supplemented, the “Registration Statement”) on July 8, 2021 , which was declared effective on July 20, 2021, as amended by (i) Post-Effective Amendment No. 1 to Form S-1, which was filed on March 7, 2022, as further amended by (ii) Post-Effective Amendment No. 2 to Form S-1, which was filed on March 11, 2022. On October 5, 2022, the Company filed Post-Effective Amendment No. 3 to the Form S-1 Registration Statement on Form S-3 to convert the Form S-1 Registration Statement into a registration statement on Form S-3, which was subsequently declared effective by the SEC on October 19, 2022 (the “Form S-3 Registration Statement”).
Post-Effective Amendment No. 4 was filed by the Company on July 29, 2024 to convert the Form S-3 Registration Statement into a registration statement on Form S-1. Post-Effective Amendment No. 5 was filed by the Company on September 3, 2024 to include our unaudited condensed consolidated financial statements as of and for the three and six months ended June 30, 2024. Post-Effective Amendment No. 6 was filed by the Company on December 9, 2024 to include our unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2024. Post-Effective Amendment No. 7 was filed to include our audited consolidated financial statements as of and for the year ended December 31, 2024. This Post-Effective Amendment No. 8 (“Post-Effective Amendment No. 8”) is being filed by the registrant to convert the registration statement on Form S-1 into a registration statement on Form S-3.
On March 13, 2025, WM Technology, Inc. filed its Annual Report on Form 10-K for fiscal year ended December 31, 2024 (the “Annual Report on Form 10-K”). Interested parties should refer to such Annual Report on Form 10-K for more information.
The form of prospectus included in this Post-Effective Amendment No.8 may be used in one or more offerings by one or more selling stockholders identified in the prospectus contained herein with one or more of the underwriters named therein and with different types and amounts of securities offered.
The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 8. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION - DATED AUGUST 22, 2025

Up to 110,898,382 Shares of Class A Common Stock
and
Up to 105,014,011 Shares of Class A Common Stock
Up to 7,000,000 Warrants
Offered by the Selling Securityholders
This prospectus relates to the issuance by us of an aggregate of up to 110,898,382 shares of our Class A Common Stock, $0.0001 par value per share (“Class A Common Stock”), consisting of (i) 7,000,000 shares of Class A Common Stock issuable upon exercise of warrants originally issued in a private placement (the “Private Placement Warrants”) in connection with the initial public offering of Silver Spike Acquisition Corp. (“Silver Spike”) by the holders thereof, (ii) 12,499,993 shares of Class A Common Stock issuable upon exercise of the public warrants originally issued in the initial public offering of Silver Spike (the “Public Warrants” and together with the Private Placement Warrants, the “Warrants”) by the holders thereof, (iii) 65,502,347 shares of Class A Common Stock issuable upon exchange of Class A units representing limited liability company interests of WM Holding Company, LLC (“WMH LLC” and such units, the “Class A Units”) combined with an equivalent number of shares of Class V Common Stock, par value $0.0001 per share (together with the Class A Units, the “Paired Interests”) and (iv) 25,896,042 shares of Class A Common Stock issuable upon exchange of Class P units representing limited liability company interests WMH LLC (“Class P Units” and together with the Class A Units, the “Units”). We will receive the proceeds from any exercise of any Warrants for cash.
This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (a) 105,014,011 shares of Class A Common Stock, consisting of (i) 38,750,000 issued and outstanding shares of Class A Common Stock, (ii) 59,264,011 shares of Class A Common Stock issuable upon exchange of such Selling Securityholder’s Paired Interests or Class P Units, and (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants and (b) 7,000,000 Private Placement Warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares of Class A Common Stock or Warrants. The Selling Securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock or Warrants publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of Class A Common Stock or Warrants by the Selling Securityholders pursuant to this prospectus. We provide more information about how the Selling Securityholders may sell the shares or Warrants in the section entitled “Plan of Distribution.”
Our Class A Common Stock and Public Warrants are listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbols “MAPS” and “MAPSW,” respectively. On August 19, 2025 the closing price of our Class A Common Stock was $1.05 and the closing price for our Public Warrants was $0.0223.
See the section entitled “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference, to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is    , 2025.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon exercise of any Warrants, Paired Interests and Class P Units. We will not receive any proceeds from the sale of shares of Class A Common Stock issuable upon exercise of the Warrants, or upon exchange of the Paired Interests or the Class P Units pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants for cash.
Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference.”
On June 16, 2021 (the “Closing Date”), Silver Spike, our predecessor company, consummated the Business Combination, which was previously announced, pursuant to that certain Agreement and Plan of Merger, dated December 10, 2020 (the “Merger Agreement”), by and among Silver Spike, Silver Spike Merger Sub LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Silver Spike (“Merger Sub”), WM Holding Company, LLC, a Delaware limited liability company (when referred to in its pre-Business Combination (as defined below) capacity, “Legacy WMH”), and Ghost Media Group, LLC, a Nevada limited liability company, solely in its capacity as the initial holder representative (the “Holder Representative”). Pursuant to the Merger Agreement, Merger Sub merged with and into Legacy WMH, whereupon the separate limited liability company existence of Merger Sub ceased and Legacy WMH became the surviving company and continued in existence as a subsidiary of Silver Spike (the transactions contemplated by the Merger Agreement, the “Business Combination”). On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), Silver Spike changed its name to WM Technology, Inc.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “WMH,” “we,” “us,” “our” and similar terms refer to WM Technology, Inc. (f/k/a Silver Spike Acquisition Corp.) and its consolidated subsidiaries (including Legacy WMH). References to “Silver Spike” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.
Forward-looking statements in this prospectus may include, for example, statements about:
•	our financial and business performance, including key business metrics and any underlying assumptions thereunder;
•	our market opportunity and our ability to acquire new clients and retain existing clients;
•	our expectations and timing related to commercial product launches;
•	the success of our go-to-market strategy;
•	our ability to scale our business and expand our offerings;
•	our competitive advantages and growth strategies;
•	our future capital requirements and sources and uses of cash;
•	our ability to obtain funding for our future operations;
•	the impact of material weaknesses in our internal controls and our ability to remediate any such material weakness on the timing we anticipate, or at all;
•	our ability to maintain our listing on the Nasdaq Stock Market LLC;
•	the impact of the restatement on our reputation and investor confidence in us and the increased possibility of legal proceedings and regulatory inquiries;
•	the outcome of any known and unknown litigation and regulatory proceedings;
•	changes in domestic and foreign business, market, financial, political and legal conditions;
•
the effect of macroeconomic conditions, including, but not limited to inflation, tariffs, public health crises, uncertain credit and global financial markets, past and potential future disruptions in access to bank deposits or lending commitments due to bank failures; current and potential future geopolitical events, including the military conflicts between Russia and Ukraine and in the Middle East; and the occurrence of a catastrophic event, including but not limited to severe weather, war, or terrorist attack;

•	future global, regional or local economic and market conditions affecting the cannabis industry;
•	the development, effects and enforcement of and changes to laws and regulations, including with respect to the cannabis and hemp industries;
•	our ability to successfully capitalize on new and existing cannabis markets, including our ability to successfully monetize our solutions in those markets;

•	our ability to manage future growth;
•	our ability to effectively anticipate and address changes in the end-user market in the cannabis industry;
•
our ability to develop new products and solutions, bring them to market in a timely manner and make enhancements to our platform and our ability to maintain and grow our two-sided marketplace, including our ability to acquire and retain paying clients;

•	the effects of competition on our future business;
•	our success in retaining or recruiting, or changes required in, officers, key employees or directors;
•	cyber-attacks and security vulnerabilities; and
•	the possibility that we may be adversely affected by other economic, business or competitive factors.
Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents incorporated by reference herein and any accompanying prospectus supplement.
Should one or more of the risks or uncertainties described in this prospectus, the documents incorporated by reference herein and any prospectus supplement, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.
You should read this prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

PROSPECTUS SUMMARY
This summary highlights selected information appearing in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth in the sections entitled “Risk Factors” included elsewhere in this prospectus and other information incorporated by reference from our filings with the SEC before making an investment decision.
The Company
Founded in 2008, and headquartered in Irvine, California, WM Technology, Inc. operates a leading online cannabis marketplace for consumers together with a comprehensive set of eCommerce and compliance software solutions for cannabis businesses, which are sold to both storefront locations and delivery operators (“retailers”) and brands in the legalized cannabis markets in states and territories of the United States. Our comprehensive business-to-consumer and business-to-business suite of products afford cannabis retailers and brands of all sizes integrated tools to compliantly run their businesses and to reach, convert, and retain consumers.
Our business primarily consists of our commerce-driven marketplace (“Weedmaps”), and our fully integrated suite of end-to-end Software-as-a-Service solutions software offering. The Weedmaps marketplace is a premier destination for cannabis consumers to discover and browse information regarding cannabis and cannabis products with 5,241 average monthly paying clients during the three months ended June 30, 2025 on the supply-side of our marketplace. These paying clients include retailers, brands and other client types (such as doctors). Further, these clients, who can choose to purchase multiple listings solutions for each business, had purchased approximately 8,600 listing pages as of June 30, 2025.
Corporate Information
Silver Spike, which was incorporated on June 7, 2019 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Silver Spike completed its initial public offering in August 2019. In June 2021, Merger Sub merged with and into Legacy WMH, whereupon the separate limited liability company existence of Merger Sub ceased and Legacy WMH became the surviving company and continued in existence as a subsidiary of Silver Spike. Prior to the Closing Date, Silver Spike changed its jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware (the “Domestication”). On the Closing Date, and in connection with the Closing, Silver Spike changed its name to WM Technology.
The mailing address of our principal executive office is 41 Discovery, Irvine, California 92618. Our telephone number is (844) 933-3627.

THE OFFERING
Issuer
WM Technology, Inc. (f/k/a Silver Spike Acquisition Corp.).
Issuance of Class A Common Stock
Shares of Class A Common Stock Offered by us
Up to 110,898,382 shares of our Class A Common Stock consisting of (i) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants by the holders thereof, (ii) 12,499,993 shares of Class A Common Stock issuable upon exercise of the Public Warrants by the holders thereof, (iii) 65,502,347 shares of Class A Common Stock issuable upon exchange of Paired Interests and (iv) 25,896,042 shares of Class A Common Stock issuable upon exchange of Class P Units.
Shares of Class A Common Stock Outstanding Prior to Exercise of All Warrants and Exchange of Paired Interests and Class P Units
107,897,133 shares (as of August 19, 2025).
Shares of Class A Common Stock Outstanding Assuming Exercise of All Warrants and Exchange of Paired Interests and Class P Units
190,520,380 shares (based on total shares outstanding as of August 19, 2025).
Exercise Price of Warrants
$11.50 per share, subject to adjustment as described herein.
Use of Proceeds
We will receive up to an aggregate of approximately $224.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section entitled “Use of Proceeds.”
Resale of Class A Common Stock and Warrants
Shares of Class A Common Stock Offered by the Selling Securityholders
Up to (i) 105,014,011 shares of Class A Common Stock, consisting of (i) 38,750,000 issued and outstanding shares of Class A Common Stock, (ii) 59,264,011 shares of Class A Common Stock issuable upon exchange of such Selling Securityholder’s Paired Interests or Class P Units and (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants.
Warrants Offered by the Selling Securityholders
7,000,000 Private Placement Warrants.
Redemption
The Warrants are redeemable in certain circumstances. See the section entitled “Description of our Securities—Warrants” for further discussion.
Market for Class A Common Stock and Warrants
Our Class A Common Stock and Public Warrants are currently traded on Nasdaq under the symbols “MAPS” and “MAPSW,” respectively.

Risk Factors
See the section entitled “Risk Factors,” other information included in this prospectus, and under similar headings in any amendments or supplements to this prospectus and the documents incorporated herein by reference, for a discussion of factors you should consider before investing in our securities.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS
All of the Class A Common Stock and Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
We will receive up to an aggregate of approximately $224.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

SELLING SECURITYHOLDERS
The Selling Securityholders acquired the Private Placement Warrants and shares of our Class A Common Stock from us in private offerings pursuant to exemptions from registration under Section 4(a)(2) of the Securities Act in connection with a private placement concurrent with Silver Spike’s initial public offering and in connection with the Business Combination. Pursuant to the Amended and Restated Registration Rights Agreement, dated June 16, 2021 among us and certain of our stockholders, the subscription agreements pursuant to which certain of purchasers subscribed to purchase from Silver Spike an aggregate of 32,500,000 shares of Silver Spike’s Class A Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $325,000,000, and the Warrant Agreement, dated as of August 7, 2019 (the “Warrant Agreement”), we agreed to file a registration statement with the SEC for the purposes of registering for resale (i) the Private Placement Warrants (and the shares of Class A Common Stock that may be issued upon exercise of the Private Placement Warrants) and (ii) the shares of our Class A Common Stock issued to the Selling Securityholders.
Except as set forth in the footnotes below, the following table sets forth, based on written representations from the Selling Securityholders, certain information as of June 16, 2021 regarding the beneficial ownership of our Class A Common Stock and Warrants by the Selling Securityholders and the shares of Class A Common Stock and Warrants being offered by the Selling Securityholders (“Registrable Securities”). The applicable percentage ownership of Class A Common Stock is based on 88,836,328 shares of our Class A Common Stock issued and outstanding as of June 30, 2022 and do not take into account the issuance of any shares of Class A Common Stock upon (i) the exercise of 19,499,973 Warrants to purchase an aggregate of 19,499,973 shares of Class A Common Stock, (ii) the exchange of 15,740,281 Class P Units for up to 15,740,281 shares of Class A Common Stock or (iii) the exchange of 56,466,013 Paired Interests for up to 56,466,013 shares of Class A Common Stock. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Class A Common Stock.
Information with respect to shares of Class A Common Stock and Private Placement Warrants owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock and Private Placement Warrants offered and no other purchases or sales of our Class A Common Stock or Private Placement Warrants. The Selling Securityholders may offer and sell some, all or none of their shares of Class A Common Stock or Private Placement Warrants, as applicable.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Class A Common Stock and Warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, no Selling Securityholder is a broker-dealer or an affiliate of a broker-dealer.
Up to 12,499,933 shares of Class A Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Warrants Beneficially Owned Prior to Offering	Shares Class A of Common Stock Being Offered	Number of Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent	Number	Percent
Christopher Beals	6,166,819	—	6,166,819	—	—	—	—	—
Brian Camire(1)	681,749	—	681,749	—	—	—	—	—
Justin Dean	619,772	—	619,772	—	—	—	—	—
Juanjo Feijoo-Osorio	681,749	—	681,749	—	—	—	—	—
Arden Lee	1,239,543	—	1,239,543	—	—	—	—	—
Steven Jung	1,314,411	—	1,314,411	—	—	—	—	—
Douglas Francis(2)	27,700,849	—	27,700,849	—	—	—	—	—
Justin Hartfield(3)	29,328,310	—	29,328,310	—	—	—	—	—
Entities affiliated with Silver Spike Sponsor, LLC(4)	7,515,752	7,000,000	7,515,752	7,000,000	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Warrants Beneficially Owned Prior to Offering	Shares Class A of Common Stock Being Offered	Number of Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent	Number	Percent
2012 Grassie Family Delaware Dynasty Trust(5)	52,500	—	52,500	—	—	—	—	—
2019 Alternative Public Investments, LLC(6)	231,123	—	231,123	—	—	—	—	—
8704856 Canada Inc.(7)	85,000	—	85,000	—	—	—	—	—
Adam L. Reeder(8)	20,000	—	20,000	—	—	—	—	—
Aguila Ventures LLC(9)	100,000	—	100,000	—	—	—	—	—
AHPPCB Legacy Trust dated February 1, 2014(10)	100,000	—	100,000	—	—	—	—	—
Alasdair I.C. Grassie 2012 Delaware Trust(11)	10,000	—	10,000	—	—	—	—	—
Amer Bisat	20,000	—	20,000	—	—	—	—	—
Ansari 3 Twelve LLC II(12)	180,000	91,666	180,000	—	—	—	91,666	*
Entities affiliated with Anthony Aquila(13)	5,000,000	—	5,000,000	—	—	—	—	—
Asia Pacific On-Line Limited(14)	20,000	—	20,000	—	—	—	—	—
Entities affiliated with Monashee Investment Management, LLC(15)	350,000	—	350,000	—	—	—	—	—
Bernardino Colonna	3,000	—	3,000	—	—	—	—	—
Cavenham Private Equity and Directs(16)	300,000	—	300,000	—	—	—	—	—
Citadel Multi-Strategy Equities Master Fund Ltd.(17)	750,000	—	750,000	—	—	—	—	—
Behdad Eghbali	1,225,000	—	1,225,000	—	—	—	—	—
Jose E. Feliciano	625,000	—	625,000	—	—	—	—	—
Chalten Investments Ltd(18)	450,000	—	450,000	—	—	—	—	—
Craig Schlanger Trust UAD 8/31/1979(19)	25,000	—	25,000	—	—	—	—	—
CVI Investments, Inc.(20)	600,000	—	600,000	—	—	—	—	—
Darren Lazarus	12,150	—	12,150	—	—	—	—	—
David M. Baron(21)	50,000	—	50,000	—	—	—	—	—
David Mayer de Rothschild	100,000	—	100,000	—	—	—	—	—
David Morrill	2,500	—	2,500	—	—	—	—	—
David Todd Posen	7,000	—	7,000	—	—	—	—	—
Debra Shemesh-Joester	2,500	—	2,500	—	—	—	—	—
Doug Kaplan	19,800	—	19,800	—	—	—	—	—
Eric Aroesty	19,800	—	19,800	—	—	—	—	—
Eric Hirschfield(22)	15,000	—	15,000	—	—	—	—	—
Euan C.A. Grassie 2012 Delaware Trust(23)	10,000	—	10,000	—	—	—	—	—
Federated Funds(24)	4,000,000	—	4,000,000	—	—	—	—	—
Final Word Investments LLC(25)	40,000	—	40,000	—	—	—	—	—
Granite Point Master Fund, LP(26)	437,500	—	437,500	—	—	—	—	—
Gregor C.A. Grassie 2012 Delaware Trust(27)	10,000	—	10,000	—	—	—	—	—
GS+A Global Special Situations Fund(28)	350,000	—	350,000	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Warrants Beneficially Owned Prior to Offering	Shares Class A of Common Stock Being Offered	Number of Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent	Number	Percent
Harbert Stoneview Master Fund, Ltd.(29)	150,000	—	150,000	—	—	—	—	—
Homer Parkhill(30)	50,000	—	50,000	—	—	—	—	—
Hoplite Capital Series LLC - Kerdos(31)	275,000	—	275,000	—	—	—	—	—
Interward Capital Corp(32)	20,000	—	20,000	—	—	—	—	—
James Ben(33)	50,000	—	50,000	—	—	—	—	—
James Neissa(34)	50,000	—	50,000	—	—	—	—	—
Jeffrey Jagid	27,650	—	27,650	—	—	—	—	—
Jonathan Jagid	19,800	—	19,800	—	—	—	—	—
Joshua Jagid	19,800	—	19,800	—	—	—	—	—
Joshua Samuelson	91,250	—	91,250	—	—	—	—	—
Kaitlin Carey	2,500	—	2,500	—	—	—	—	—
Katz 2014 Limited Partnership(35)	50,000	—	50,000	—	—	—	—	—
Keith F. Overlander	25,000	—	25,000	—	—	—	—	—
Lachlan S.H. Grassie 2012 Delaware Trust(36)	10,000	—	10,000	—	—	—	—	—
Landis Capital LLC(37)	25,000	—	25,000	—	—	—	—	—
Laurence Russian	15,000	—	15,000	—	—	—	—	—
Laurence Schreiber	100,000	—	100,000	—	—	—	—	—
Entities affiliated with Luxor Capital(38)	5,147,524	369,756	2,700,000	—	2,447,524	2.76%	369,756	1.90%
Entities affiliated with Manatuck Hill(39)	100,000	—	100,000	—	—	—	—	—
Marc Sontrop	10,000	—	10,000	—	—	—	—	—
Matthew Tomasino	3,000	—	3,000	—	—	—	—	—
Measure 8 Full Spectrum, LP(40)	50,000	—	50,000	—	—	—	—	—
Ninepoint Alternative Health Fund(41)	50,000	—	50,000	—	—	—	—	—
Paul A. Halpern Trust date July 24, 2000(42)	50,000	—	50,000	—	—	—	—	—
Perch Bay Group, LLC(43)	25,000	—	25,000	—	—	—	—	—
Peter J. Moses(44)	50,000	—	50,000	—	—	—	—	—
Entities affiliated with the Polar Funds(45)	1,500,000	—	1,500,000	—	—	—	—	—
Ponya Asset Management LLC(46)	50,000	—	50,000	—	—	—	—	—
Ray E. Newton III Revocable Trust UAD 10/11/12 as amended 7/23/19(47)	30,000	7,550	30,000	—	—	—	7,550	*
Richard Goldman	15,000	—	15,000	—	—	—	—	—
Richard Prager	25,000	—	25,000	—	—	—	—	—
Robinson Family Trust 2016(48)	50,000	—	50,000	—	—	—	—	—
Rock J. Eiden & Sandra K. Eiden	50,000	—	50,000	—	—	—	—
Rothschild & Co US Inc.(49)	190,000	—	190,000	—	—	—	—	—
Roystone Capital Master Fund Ltd.(50)	699,437	297,000	650,000	—	49,437	*	297,000	1.52%
Samantha Lewis	2,000	—	2,000	—	—	—	—	—

Name of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Warrants Beneficially Owned Prior to Offering	Shares Class A of Common Stock Being Offered	Number of Warrants Being Offered	Shares of Class A Common Stock Beneficially Owned After the Offered Shares of Class A Common Stock are Sold		Warrants Beneficially Owned After the Offered Warrants are Sold
					Number	Percent	Number	Percent
Scott J. Taylor	87,500	—	87,500	—	—	—	—	—
Entities affiliated with Pura Vida Investments, LLC(51)	3,200,000	50,000	3,200,000	—	—	—	50,000	*
Seawolf Capital LLC(52)	43,750	—	43,750	—	—	—	—	—
Entities affiliated with Senvest Management LLC(53)	5,584,975	3,468,682	4,000,000	—	1,584,975	1.78%	3,468,682	17.79%
SOJE Fund LP(54)	65,625	—	65,625	—	—	—	—	—
SRC WM LP(55)	500,000	—	500,000	—	—	—	—	—
Stephen J. Antinelli(56)	25,000	—	25,000	—	—	—	—	—
Stuart Spodek	25,000	—	25,000	—	—	—	—	—
Sunshine Charitable Foundation(57)	60,000	—	60,000	—	—	—	—	—
Susan Nappan Cocke	5,000	—	5,000	—	—	—	—	—
Tauro Investments, LLC(58)	20,000	—	20,000	—	—	—	—	—
TCCS I, LP(59)	500,000	—	500,000	—	—	—	—	—
Teak Fund, LP(60)	70,000	—	70,000	—	—	—	—	—
Teton Fund, LP(61)	15,000	—	15,000	—	—	—	—	—
The Vorfeld Family Trust(62)	25,000	—	25,000	—	—	—	—	—
Thomas Marino	25,000	—	25,000	—	—	—	—	—
Troy Gregory	81,000	—	81,000	—	—	—	—	—
TLP Investment Partners LLC(63)	60,000	—	60,000	—	—	—	—	—
TUP Investments, L.P.(64)	800,000	—	800,000	—	—	—	—	—
Vobren Limited(65)	100,000	—	100,000	—	—	—	—	—
William James Pade III.	150,000	—	150,000	—	—	—	—	—

(1)	Mr. Camire serves as the General Counsel and Secretary of the Company.
(2)
Mr. Francis serves as the Chief Executive Officer of the Company and a member of the Company’s board of directors. Includes 17,162,485 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Mr. Francis, 8,469,191 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Ghost Media Group, LLC, 600,618 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Genco Incentives, LLC and 1,468,555 shares of Class A Common Stock issuable upon exchange of Paired Interests held by WM Founders Legacy I, LLC. Ghost Media Group, LLC is controlled by Messrs. Francis and Hartfield and WM Founders Legacy I, LLC and Genco Incentives, LLC are controlled by Mr. Francis. Accordingly, Mr. Francis may be deemed to be a beneficial owner of the Registrable Securities held by Ghost Media Group, LLC, Genco Incentives, LLC and WM Founders Legacy I, LLC.

(3)
Mr. Hartfield is a co-founder of the Company and served as a member of the Company’s board of directors until August 2023. Includes 19,288,160 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Mr. Hartfield, 8,469,191 shares of Class A Common Stock issuable upon exchange of Paired Interests held by Ghost Media Group, LLC and 1,570,959 shares of Class A Common Stock issuable upon exchange of Paired Interests held by WM Founders Legacy II, LLC. Ghost Media Group, LLC is controlled by Messrs. Hartfield and Francis and WM Founders Legacy II, LLC is controlled by Mr. Hartfield. Accordingly, Mr. Hartfield may be deemed to be a beneficial owner of the Registrable Securities held by Ghost Media Group, LLC and WM Founders Legacy II, LLC.

(4)
Includes 6,250,000 shares of Class A Common Stock held by Silver Spike Sponsor, LLC and 1,265,752 shares of Class A Common Stock held by Silver Spike Opportunities I, LLC (the “SPV”). Silver Spike Sponsor, LLC and Silver Spike Capital, LLC, the manager of the SPV, are both controlled by Silver Spike Holdings, LP. Accordingly, Silver Spike Holdings, LP may be deemed to be a beneficial owner of the Registrable Securities held by Silver Spike Sponsor, LLC and the Registrable Securities held by the SPV. Silver Spike Sponsor, LLC is controlled by Greg Gentile, Scott Gordon and William Healy. Accordingly, Mr. Gentile, Gordon and Healy may be deemed to be a beneficial owner of the Registrable Securities held by Silver Spike Sponsor, LLC. Mr. Gordon served as a director of Silver Spike prior to the Closing of the Business Combination and currently serves as a director of the Company. SPV is controlled by Mr. Gentile. Accordingly, Mr. Gentile may be deemed to be a beneficial owner of the Registrable Securities held by the SPV.

(5)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(6)	Vince Maglio is deemed to have power to vote or dispose of the Registrable Securities.
(7)	Robert Josephson is deemed to have power to vote or dispose of the Registrable Securities.
(8)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(9)	Jaroslav Enrique Alonso is deemed to have power to vote or dispose of the Registrable Securities.
(10)	Sanjay Patel is deemed to have power to vote or dispose of the Registrable Securities.
(11)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(12)	Mohsinuddin Ansari is deemed to have power to vote or dispose of the Registrable Securities.
(13)
Includes 1,250,000 shares of Class A Common Stock held by Mr. Aquila, 2,500,000 shares of Class A Common Stock held by AFV Partners SPV-5 (WM) LLC (“AFV 5”), 1,100,000 shares of Class A Common Stock held by AFV Partners SPV-6 (WM) LLC (“AFV 6”), 50,000 shares of Class A Common Stock held by Aquila 2007 Irrevocable Trust U/A FBO Cecily Aquila DTD 05/10/2007 (“Cecily Trust”), 50,000 shares of Class A Common Stock held by Aquila 2007 Irrevocable Trust U/A FBO Christopher Aquila DTD 05/10/2007 (“Christopher Trust”) and 50,000 shares of Class A Common Stock held by Aquila 2007 Irrevocable Trust U/A FBO Elliott Aquila DTD 05/10/2007 (“Elliott Trust”). Mr. Aquila is the Chairman and CEO of AFV Partners LLC, which exercises ultimate voting and investment power with respect to the Registrable Securities held by AFV 5 and AFV 6. Mr. Aquila is the trustee to Cecily Trust, Christopher Trust and Elliott Trust. As such, Mr. Aquila may be deemed to be a beneficial owner of the Registrable Securities held by AFV 5, AFV 6, Cecily Trust, Christopher Trust and Elliott Trust. The business address of the reporting person is 2126 Hamilton Road Suite 260, Argyle, TX 76226.

(14)	Kelly Yip is deemed to have power to vote or dispose of the Registrable Securities.
(15)
Includes 112,740 shares of Class A Common Stock held by BEMAP Master Fund LTD, 13,547 shares of Class A Common Stock held by Bespoke Alpha MAC MIM LP, 91,492 shares of Class A Common Stock held by DS Liquid Div RVA MON LLC, 63,080 shares of Class A Common Stock held by Monashee Pure Alpha SPV I LP and 69,141 shares of Class A Common Stock held by Monashee Solitario Fund LP. Jeff Muller is the Chief Compliance Officer of Monashee Investment Management, LLC, which may be deemed to be the beneficial owner of the Registrable Securities held by BEMAP Master Fund LTD, Bespoke Alpha MAC MIM LP, DS Liquid Div RVA MON LLC, Monashee Pure Alpha SPV I LP and Monashee Solitario Fund LP. Mr. Muller, however, disclaims any beneficial ownership of the Registrable Securities held by Monashee Investment Management, LLC or its affiliated entities aforementioned.

(16)
General Oriental Investments SA has voting and investment control of the Registrable Securities held by the Selling Securityholders. General Oriental Investments SA can be directed by certain of its representatives and must act by (i) Constantin Papadimitriou and David Cowling jointly or (ii) (A) one of Constantin Papadimitriou or David Cowling and (B) one of (1) Tom Lileng, (2) Jean-Baptiste Luccio, (3) Julien Brenier or (4) Rupert Martin.

(17)
Pursuant to a portfolio management agreement, Citadel Advisors LLC, an investment advisor registered under the U.S. Investment Advisors Act of 1940 (“CAL”), holds the voting and dispositive power with respect to the Registrable Securities held by Citadel Multi-Strategy Equities Master Fund Ltd. Citadel Advisors Holdings LP (“CAH”) is the sole member of CAL. Citadel GP LLC is the general partner of CAH. Kenneth Griffin (“Griffin”) is the President and Chief Executive Officer of and sole member of Citadel GP LLC. Citadel GP LLC and Griffin may be deemed to be the beneficial owners of the Registrable Securities through their control of CAL and/or certain other affiliated entities. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the Registrable Securities in the ordinary course of business, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(18)	Amy Collins is deemed to have power to vote or dispose of the Registrable Securities.
(19)	Craig Schlanger is deemed to have power to vote or dispose of the Registrable Securities.
(20)
Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the Registrable Securities held by CVI and may be deemed to be the beneficial owner of such Registrable Securities. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the Registrable Securities held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the Registrable Securities. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the Registrable Securities in the ordinary course of business, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(21)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(22)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(23)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(24)
Beneficial ownership consists of (i) 1,877,500 shares of Class A Common Stock held by Federated Hermes Kaufmann Fund, a portfolio of Federated Hermes Equity Funds, (ii) 2,070,000 shares of Class A Common Stock held by Federated Hermes Kaufmann Small Cap Fund, a portfolio of Federated Hermes Equity Funds and (iii) 52,500 shares of Class A Common Stock held by Federated Hermes Kaufmann Fund II, a Federated Hermes Insurance Series (collectively, the “Federated Funds”). The address of the Federated Funds is 4000 Ericsson Drive, Warrendale, Pennsylvania 15086-7561. The Federated Funds are managed by Federated Equity Management Company of Pennsylvania and

subadvised by Federated Global Investment Management Corp., which are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Hermes, Inc. (the “Federated Parent”). All of the Federated Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust (the “Federated Trust”) for which Thomas R. Donahue, Rhodora J. Donahue and J. Christopher Donahue, who are collectively referred to as Federated Trustees, act as trustees. The Federated Parent’s subsidiaries have the power to direct the vote and disposition of the Registrable Securities held by the Federated Funds. Each of the Federated Parent, its subsidiaries, the Federated Trust, and each of the Federated Trustees expressly disclaim beneficial ownership of such Registrable Securities.
(25)	Budd S. Goldman is deemed to have power to vote or dispose of the Registrable Securities.
(26)	R. Scott Bushley is deemed to have power to vote or dispose of the Registrable Securities.
(27)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(28)	Robert Fournier is deemed to have power to vote or dispose of the Registrable Securities.
(29)
Curry Ford is the Senior Managing Director and Portfolio Manager of Harbert Stoneview Fund GP, LLC and may be deemed to be the beneficial owner of the Registrable Securities held by Harbert Stoneview Master Fund, Ltd. Mr. Ford, however, disclaims any beneficial ownership of the Registrable Securities held by Harbert Stoneview Master Fund, Ltd. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholder acquired the Registrable Securities in the ordinary course of business, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(30)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(31)	John T. Lkyouretzos is deemed to have power to vote or dispose of the Registrable Securities.
(32)	Marc Sontrop is deemed to have power to vote or dispose of the Registrable Securities.
(33)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(34)
James Neissa is an employee of Rothschild & Co North America Inc., the parent company of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholder acquired the securities in his individual capacity. Based on information provided to us by the Selling Securityholder, the Selling Securityholder may be deemed to be an affiliate of Rothschild & Co US Inc. Based on such information, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(35)	Raanan Katz is the Partner of Katz 2014 Limited Partnership and may be deemed to be the beneficial owner of the Registrable Securities held by Katz 2014 Limited Partnership.
(36)	Paul Mower is deemed to have power to vote or dispose of the Registrable Securities.
(37)	Kenneth Landis is deemed to have power to vote or dispose of the Registrable Securities.
(38)
Includes 5,066,885 shares of Class A Common Stock (2,655,632 of which are being registered by this prospectus) held by Lugard Road Capital Master Fund, LP (“Lugard”) beneficially owned by Luxor Capital Group, LP, the investment manager of Lugard, 26,823 shares of Class A Common Stock (14,890 of which are being registered by this prospectus) held by Luxor Capital Partners Offshore Master Fund, LP (“Luxor Offshore”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Offshore, 42,782 shares of Class A Common Stock (23,161 of which are being registered by this prospectus) held by Luxor Capital Partners, LP (“Luxor Capital”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Capital and 11,034 shares of Class A Common Stock (6,317 of which are being registered by this prospectus) held by Luxor Wavefront, LP (“Luxor Wavefront”) beneficially owned by Luxor Capital Group, LP, the investment manager of Luxor Wavefront. Christian Leone, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities owned by Luxor Offshore, Luxor Capital, and Luxor Wavefront. Jonathan Green, in his position as Portfolio Manager at Luxor Capital Group, LP, may be deemed to have voting and investment power with respect to the securities held by Lugard.

(39)
Includes 25,700 shares of Class A Common Stock held by Manatuck Hill Mariner Master Fund, LP, 12,800 shares of Class A Common Stock held by Manatuck Hill Navigator Master Fund, LP and 61,500 shares of Class A Common Stock held by Manatuck Hill Scout Fund, LP. Mark Broach is deemed to have power to vote or dispose of such Registrable Securities.

(40)	Justin Ort is deemed to have power to vote or dispose of the Registrable Securities.
(41)	Jayvee & Co is the registered holder. The beneficial holder is Ninepoint Alternative Health Fund. Douglas Waterson has investment control through an investment advisory agreement.
(42)	Paul A. Halpern is deemed to have power to vote or dispose of the Registrable Securities.
(43)	Curtis F. Brockelman, Jr. is deemed to have power to vote or dispose of the Registrable Securities.
(44)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(45)
Polar Long/Short Master Fund and Polar Multi-Strategy Master Fund (“Polar Funds”) are under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Polar Funds and has control and discretion over the shares held by the Polar Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Polar Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Polar Funds is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4.
(46)	John J Adair is deemed to have power to vote or dispose of the Registrable Securities.
(47)	Ray E. Newton III is deemed to have power to vote or dispose of the Registrable Securities.
(48)	Patrick Robinson is deemed to have power to vote or dispose of the Registrable Securities.
(49)
Rothschild & Co US Inc. was the financial advisor to Ghost Management Group, LLC (d/b/a Weedmaps) with respect to the Business Combination and the PIPE subscription financing. Rothschild & Co US Inc. is a registered broker-dealer. Based on information provided by the Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(50)	Rich Barrera is deemed to have power to vote or dispose of the Registrable Securities.
(51)
Includes 125,000 shares of Class A Common Stock held by Sea Hawk Multi-Strategy Master Fund Ltd, 375,000 shares of Class A Common Stock held by Walleye Manager Opportunities LLC and 500,000 shares of Class A Common Stock held by Walleye Opportunities Master Fund Ltd. (collectively, the “Managed Accounts”); 700,000 shares of Class A Common Stock and 50,000 shares of Public Warrants for Class A Common Stock held by Pura Vida Pro Special Opportunity Master Fund Ltd. (the “PVP Fund”); and 1,500,000 shares of Class A Common Stock held by Pura Vida Master Fund Ltd. (the “PV Fund”). Pura Vida Investments, LLC (“PVI”) serves as the sub-adviser to the Managed Accounts and the investment manager to the PV Fund. Pura Vida Pro, LLC (“PVP”) serves as the investment manager to the PVP Fund. PVP is a relying adviser of PVI. Efrem Kamen serves as the managing member of both PVI and PVP. By virtue of these relationships, PVI and Efrem Kamen may be deemed to have shared voting and dispositive power with respect to the Registrable Securities and Public Warrants held by the Managed Accounts, the PV Fund, and the PVP Fund. This report shall not be deemed an admission that PVI and/or Efrem Kamen are beneficial owners of the Registrable Securities for purposes of Section 13 of the Exchange Act, or for any other purpose. Each of PVI and Efrem Kamen disclaims beneficial ownership of the Registrable Securities reported herein except to the extent of each PVI’s and Efrem Kamen’s pecuniary interest therein. Based on information provided to us by the Selling Securityholders, each of the Managed Accounts may be deemed to be an affiliate of a broker-dealer. Based on such information, the Selling Securityholders acquired the Registrable Securities in the ordinary course of business, and at the time of the acquisition of the Registrable Securities, the Selling Securityholders did not have any agreements or understandings with any person to distribute such Registrable Securities.

(52)	Vincent Daniel is deemed to have power to vote or dispose of the Registrable Securities.
(53)
Includes 300,000 shares of Class A Common Stock held by Senvest Global (KY), LP, 4,733,779 shares of Class A Common Stock (3,300,000 of which are being registered by this prospectus) held by Senvest Master Fund, LP and 551,196 shares of Class A Common Stock (400,000 of which are being registered by this prospectus) held by Senvest Technology Partners Master Fund, LP. Senvest Management has voting and investment control of the Registrable Securities held by such Selling Securityholder. Richard Mashaal may be deemed to be the beneficial owner of such Registrable Securities.

(54)	John J. Pinto is deemed to have power to vote or dispose of the Registrable Securities.
(55)	Peter Lee is deemed to have power to vote or dispose of the Registrable Securities.
(56)
Each of Adam L. Reeder, David M. Baron, Eric Hirschfield, Homer Parkhill, James Ben, Peter J. Moses and Stephen J. Antinelli is an employee of Rothschild & Co US Inc., which is a Selling Securityholder and a registered broker-dealer. The Selling Securityholders acquired the securities in their respective, individual capacities. Based on information provided by each Selling Securityholder, the Selling Securityholder acquired the Registrable Securities for investment purposes, and at the time of the acquisition of the Registrable Securities, the Selling Securityholder did not have any agreements or understandings with any person to distribute such Registrable Securities.

(57)	Each of David G. Bunning and Michael J. Bunning is deemed to have power to vote or dispose of the Registrable Securities.
(58)	Scot Fischer is deemed to have power to vote or dispose of the Registrable Securities.
(59)	Vikram Patel is deemed to have power to vote or dispose of the Registrable Securities.
(60)	Glen Schneider is deemed to have power to vote or dispose of the Registrable Securities.
(61)	Glen Schneider is deemed to have power to vote or dispose of the Registrable Securities.
(62)	Each of Rodney Hodges and Fabrice Dupont is deemed to have power to vote or dispose of the Registrable Securities.
(63)	Each of David G. Bunning and Michael J. Bunning is deemed to have power to vote or dispose of the Registrable Securities.
(64)	Vikram Patel is deemed to have power to vote or dispose of the Registrable Securities.
(65)	Pericles Spyrou, Sigthor Sigmarsson, Jan Rottiers and Melina Panagi are deemed to have power to vote or dispose of the Registrable Securities.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of our Certificate of Incorporation, our Bylaws and the Warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Our Certificate of Incorporation authorizes the issuance of 2,075,000,000 shares of capital stock, consisting of (x) 1,500,000,000 shares of Class A Common Stock, par value $0.0001 per share, (y) 500,000,000 shares of Class V Common Stock, par value $0.0001 per share and 75,000,000 shares of preferred stock, par value $0.0001 per share. All of our issued and outstanding shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. As of August 19, 2025, there were (1) 107,897,133 shares of Class A Common Stock, (2) 49,319,542 shares of Class V Common Stock and no shares of preferred stock outstanding.
Class A Common Stock
Voting Rights
Each holder of the shares of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of the shares of Class A Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Notwithstanding the foregoing, the holders of the outstanding shares of Class A Common Stock are entitled to vote separately upon any amendment to our Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is disproportionately adverse as compared to the Class V Common Stock.
Dividend Rights
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.
Rights upon Liquidation, Dissolution and Winding-Up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the shares of Class A Common Stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the shares of Class A Common Stock, then outstanding, if any.
Preemptive or Other Rights
The holders of shares of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Class A Common Stock. The rights, preferences and privileges of holders of shares of Class A Common Stock will be subject to those of the holders of any shares of the preferred stock that we may issue in the future.
Class V Common Stock
Voting Rights
Each holder of the shares of Class V Common Stock is entitled to one vote for each share of Class V Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of shares of Class V Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Notwithstanding the foregoing, the holders of the outstanding shares of Class V Common Stock are entitled to vote separately upon any amendment to our Certificate of Incorporation (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of such class of common stock in a manner that is disproportionately adverse as compared to the Class A Common Stock.
Dividend Rights
The holders of the Class V Common Stock will not participate in any dividends declared by our board of directors.
Rights upon Liquidation, Dissolution and Winding-Up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class V Common Stock are not entitled to receive any of our assets.
Preemptive or Other Rights
The holders of shares of Class V Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class V Common Stock.
Issuance and Retirement of Class V Common Stock
In the event that any outstanding share of Class V Common Stock ceases to be held directly or indirectly by a holder of Class A Units, such share will automatically be transferred to us for no consideration and thereupon will be retired. We will not issue additional shares of Class V Common Stock other than in connection with the valid issuance or transfer of Units in accordance with the governing documents of WMH LLC.
Preferred Stock
There are no shares of preferred stock outstanding. Our Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the common stock. Shares of preferred stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of preferred stock from time to time adopted by our board of directors pursuant to authority so to do which is expressly vested in the board of directors. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by our stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of our common stock by restricting dividends on the shares of Class A Common Stock, diluting the voting power of the shares of Class A Common Stock and the shares of Class V Common Stock or subordinating the liquidation rights of the shares of Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the shares of Class A Common Stock. At present, we have no plans to issue any preferred stock.
Warrants
Public Warrants
Each whole Public Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing, provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder (or we permits holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement). A holder of Public Warrants may exercise its Public Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Public Warrant may be exercised at a given time by a holder of Public Warrants. The Public Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares of Class A Common Stock to holders of Public Warrants seeking to exercise their Public Warrants, unless the issuance of the shares of Class A Common Stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant will not be entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised Public Warrants, the purchaser of a unit containing such Public Warrant will have paid the full purchase price for the unit solely for the shares of Class A Common Stock underlying such unit.
We filed with the SEC and have an effective registration statement for covering the issuance, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Public Warrants, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if the shares of Class A Common Stock are, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elects, we will not be required to file or maintain in effect a registration statement, but will use our reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
We may redeem the Public Warrants for redemption:
•	in whole and not in part;
•	at a price of $0.01 per Public Warrant;
•	upon not less than 30 days’ prior written notice of redemption to each holder of Public Warrants; and
•
if, and only if, the reported last sales price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the holders of Public Warrants.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each holder of Public Warrants will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 Public Warrant exercise price after the redemption notice is issued.
If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Public Warrant to do so on a “cashless basis.” In determining whether to require any holders to exercise their Public Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon exercise of the Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the

Public Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Public Warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrant. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Public Warrant redemption. If we calls the Public Warrants for redemption and our management does not take advantage of this option, Silver Spike Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other holders of Public Warrants would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of Public Warrants may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.
If the number of issued and outstanding shares of Class A Common Stock is increased by a capitalization or share dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A Common Stock. A rights offering to holders of shares of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (2) one minus the quotient of (x) the price per shares of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for shares of Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the shares of Class A Common Stock on account of such shares of Class A Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of issued and outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of our assets or other property as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of Class A Common Stock immediately theretofore purchasable and receivable upon exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Public Warrant.
The Public Warrants are issued in registered form under the Warrant Agreement. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of then issued and outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.
The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Public Warrants and receive shares of Class A Common Stock. After the issuance of the shares of Class A Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of shares of Class A Common Stock.
As of August 19, 2025, there were 12,499,973 Public Warrants outstanding.
Private Placement Warrants
The Private Placement Warrants (including the shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the Closing, subject to certain exceptions and they will not be redeemable by Silver Spike so long as they are held by Silver Spike Sponsor or its permitted transferees. Silver Spike Sponsor, as well as its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis and will have certain registration rights related to such Private Placement Warrants. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. If the Private Placement Warrants are held by holders other than Silver Spike Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the Warrant Agent.
As of August 19, 2025, there were 7,000,000 Private Placement Warrants outstanding.

Dividends
We have not paid any cash dividends on the Class A Ordinary Shares, Class A Common Stock or Class V Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements, general financial condition, contractual restrictions and other factors that our board of directors may deem relevant and will be within the discretion of our board of directors at such time. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness that we or our subsidiaries incur. We do not anticipate declaring any cash dividends to holders of Common Stock in the foreseeable future.
Certain Anti-Takeover Provisions of Delaware Law
Special Meetings of Stockholders
Our Certificate of Incorporation provides that special meetings of our stockholders may be called by such persons as provided in the Bylaws. The Bylaws provide that special meetings of our stockholders may be called only, for any purpose as is a proper matter for stockholder action under Delaware, by (i) our Chairperson of the Board of Directors, (ii) our Chief Executive Officer or the President if the Chairperson of the Board of Directors is unavailable, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Bylaws, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than 30 days before or after the anniversary date of the previous year’s annual meeting, notice by the stockholder must be received by the secretary no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the latter of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Certificate of Incorporation and the Bylaws specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.
Staggered Board
Our board of directors is divided into three classes, with the number of directors in each class as nearly equal in size as is practicable. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders.
Authorized but Unissued Shares
Our authorized but unissued Class A Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Exclusive Forum Selection
Our Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against current or former directors, officers and employees for breach of fiduciary duty, other similar actions, any other action as to which the Delaware General Corporation Law (the “DGCL”) confers jurisdiction to the Court of Chancery of the State of Delaware and any action or proceeding concerning the validity of our Certificate of Incorporation or the Bylaws may be brought only in the Court of Chancery in the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction thereof, any state court located in the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware). Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us and our directors, officers or other employees and may have the effect of discouraging lawsuits against our directors and officers. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, our Certificate of Incorporation provides that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Stockholders may be subject to increased costs to bring these claims, and the exclusive forum provision could have the effect of discouraging claims or limiting investors’ ability to bring claims in a judicial forum that they find favorable. In addition, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Certificate of Incorporation is inapplicable or unenforceable.
Section 203 of the Delaware General Corporation Law
We do not opt out of Section 203 of the DGCL under our Certificate of Incorporation.
Limitation on Liability and Indemnification of Directors and Officers
Our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and our Certificate of Incorporation and Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Certificate of Incorporation and the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Rule 144
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
Upon the Closing, we ceased to be a shell company.
When, and if, Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•	one percent (1%) of the total number of shares of Class A Common Stock then outstanding; or
•	the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Transfer Agent, Warrant Agent and Registrar
The transfer agent, warrant agent and registrar for our Class A Common Stock, Class V Common Stock and Warrants is Continental Stock Transfer & Trust Company.
Listing of Securities
Our Class A Common Stock and Public Warrants are listed on Nasdaq under the symbols “MAPS” and “MAPW,” respectively.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Class A Common Stock and the purchase, exercise, disposition and lapse of our Warrants. The Class A Common Stock and the Warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, exercise, disposition or lapse of our securities.
This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership, exercise, disposition or lapse of our securities. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership, exercise, disposition or lapse of our securities. We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies, real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax-qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.
In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership, exercise, disposition or lapse of our securities.
For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
Tax Considerations Applicable to U.S. Holders
Taxation of Distributions
If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “Tax Considerations Applicable to U.S. Holders-Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.
Dividends we pay to a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that currently are subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock
A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Common Stock (or, in the case of Class A Common Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders currently are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be subject to U.S. federal income tax at ordinary income tax rates. The deductibility of capital losses is subject to limitations.
Exercise of a Warrant
Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder generally will not recognize taxable gain or loss upon exercise of a Warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Common Stock received upon exercise of the Warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the Warrant and the exercise price of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the Warrants.
In certain circumstances, the Warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss is recognized. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A Common Stock received upon exercise of the Warrant.
Sale, Exchange, Redemption or Expiration of a Warrant
Upon a sale, exchange (other than by exercise), redemption, or expiration of a Warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the Warrant. A U.S. Holder’s adjusted tax basis in its Warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “Tax Considerations Applicable to U.S. Holders-Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the Warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.
If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the Warrant. Because the term of the Warrants is more than one year, a U.S. Holder’s capital loss generally will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section of this prospectus entitled “Description of Securities-Warrants-Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “Tax Considerations Applicable to U.S. Holders-Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.
Information Reporting and Backup Withholding.
In general, information reporting requirements may apply to distributions paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Class A Common Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Considerations Applicable to Non-U.S. Holders
Taxation of Distributions
In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Tax Considerations Applicable to Non-U.S. Holders-Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from Warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Tax Considerations Applicable to Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “Tax Considerations Applicable to Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Exercise of a Warrant
The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a Warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a Warrant by a U.S. Holder, as described under “Tax Considerations Applicable to U.S. Holders-Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Tax Considerations Applicable to Non-U.S. Holders-Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”
Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants
A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or Warrants or an expiration or redemption of our Warrants, unless:
•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Common Stock or Warrants and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, (i) the non-U.S. Holder is disposing of our Class A Common Stock and has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A Common Stock or (ii), in the case where our Warrants are regularly traded on an established securities market, the non-U.S. Holder is disposing of our Warrants and has owned, directly or constructively, more than 5% of our Warrants at any time within the within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for our Warrants. There can be no assurance that our Class A Common Stock or Warrants will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.
If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or Warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.
Possible Constructive Distributions
The terms of each Warrant provide for an adjustment to the number of shares of Class A Common Stock for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed in the section entitled “Description of Securities-Warrants-Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of Warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the Warrant) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Tax Considerations Applicable to Non-U.S. Holders-Taxation of Distributions” in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest without any corresponding receipt of cash.
Foreign Account Tax Compliance Act
Provisions of the Code and U.S. Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of our securities held by an investor that is a non-financial foreign entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, proposed U.S. Treasury Regulations have been released that, if finalized in their proposed form, would eliminate the obligation under FATCA to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, the preamble states that taxpayers generally may rely on them until final U.S. Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding.
Information returns will be filed with the IRS in connection with payments of distributions and the proceeds from a sale or other disposition of our Class A Common Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION
We are registering the issuance by us of an aggregate of up to 110,898,382 shares of our Class A Common Stock consisting of (i) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants by the holders thereof, (ii) 12,499,993 shares of Class A Common Stock issuable upon exercise of the Public Warrants by the holders thereof, (iii) 65,502,347 shares of Class A Common Stock issuable upon exchange of Paired Interests and (iv) 25,896,042 shares of Class A Common Stock issuable upon exchange of Class P Units. We are also registering the resale by the Selling Securityholders or their permitted transferees from time to time of up to (a) 105,014,011 shares of Class A Common Stock, consisting of (i) 38,750,000 issued and outstanding shares of Class A Common Stock, (ii) 59,264,011 shares of Class A Common Stock issuable upon exchange of such Selling Securityholder’s Paired Interests or Class P Units, (iii) 7,000,000 shares of Class A Common Stock issuable upon exercise of the Private Placement Warrants and (b) 7,000,000 Private Placement Warrants.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.
We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from Warrants exercised in the event that such Warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.
The shares of Class A Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	an over-the-counter distribution in accordance with the rules of Nasdaq;
•
through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;
•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;
•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;
•	by pledge to secured debts and other obligations;
•	delayed delivery arrangements;
•	to or through underwriters or broker-dealers;
•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;
•	in options transactions;
•	through a combination of any of the above methods of sale; or
•	any other method permitted pursuant to applicable law.
In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus.
To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.
In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS
The validity of any securities offered by this prospectus herein has been passed upon for us by Cooley LLP.
EXPERTS
Our consolidated financial statements as of December 31, 2024 and 2023, and for the years then ended, appearing in our Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference herein, and the effectiveness of internal control over financial reporting as of December 31, 2024, have been audited by Baker Tilly US, LLP (formerly, Moss Adams LLP), an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion on the consolidated financial statements and an adverse opinion on the effectiveness of internal control over financial reporting due to material weaknesses). Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus, over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.weedmaps.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. The documents we are incorporating by reference as of their respective dates of filing are:
•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 13, 2025;
•	our Definitive Proxy Statement on Form DEF 14A for the year ended December 31, 2024, filed on April 29, 2025;
•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 7, 2025;
•	our Current Reports on Form 8-K filed with the SEC on June 9, 2025, June 27, 2025 and August 19, 2025 to the extent for the information in such reports is filed and not furnished; and
•
the description of securities contained in Exhibit 4.5 of our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 13, 2025, and any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:
WM Technology, Inc.
41 Discovery
Irvine, California 92618
Tel: (844) 933-3627

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$401,800+
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous	*
Total	$*

+	Previously paid
*
Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under the registration statement.

Item 15.	Indemnification of Directors and Officers.
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•	for any transaction from which the director derives an improper personal benefit;
•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or
•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.
Item 16.	Exhibits.

Exhibit No.	Description	Form	File no.	Exhibit	Filing Date
2.1+	Agreement and Plan of Merger, dated December 10, 2020, by and among Silver Spike, Merger Sub, WMH, and the Holder Representative named therein	8-K	001-39021	2.1	December 10, 2020
3.1	Certificate of Incorporation of the Company	8-K	001-39021	3.1	June 22, 2021
3.2	Amended and Restated Bylaws of the Company	8-K	001-39021	3.2	June 22, 2021
4.1	Form of Common Stock Certificate of the Company	8-K	001-39021	4.1	June 22, 2021
4.2	Form of Warrant Certificate of the Company	8-K	001-39021	4.2	June 22, 2021
4.3	Warrant Agreement, dated as of August 7, 2019, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent	8-K	001-39021	4.1	August 12, 2019
4.5	Description of Securities	10-K	001-39021	4.5	February 25, 2022
5.1*	Opinion of Cooley LLP
23.1	Consent of Baker Tilly US, LLP (formerly Moss Adams, LLP)
23.2*	Consent of Cooley LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of Registration Statement on Form S-1 filed on July 8, 2021)
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)
107	Filing Fee Table	S-1	333-257774	107	July 8, 2021

+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*	Previously filed
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 8 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California on August 22, 2025.

WM TECHNOLOGY, INC.

/s/ Douglas Francis
Name: Douglas Francis
Title: Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas Francis and Susan Echard as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution and full power to act without the other, for him or her in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 or other applicable form and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Douglas Francis	Chief Executive Officer and Director (Principal Executive Officer)	August 22, 2025
Douglas Francis

/s/ Susan Echard	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 22, 2025
Susan Echard

*	Director	August 22, 2025
Tony Aquila

*	Director	August 22, 2025
Anthony Bay

*	Director	August 22, 2025
Brenda Freeman

*	Director	August 22, 2025
Olga Gonzalez

*	Director	August 22, 2025
Scott Gordon

*	Director	August 22, 2025
Glen Ibbott

*By:	/s/ Douglas Francis
Name: Douglas Francis, Attorney-in-Fact